UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2003

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On December 4, 2003, the Company issued the following press release.

CONTACT:	William E. Rowe	FOR IMMEDIATE RELEASE
Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
504/837-5880

STEWART ENTERPRISES ANNOUNCES WORKFORCE RESTRUCTURING
AND PLANS TO CLOSE OR SELL A NUMBER OF SMALL BUSINESSES

METAIRIE, LA, December 4, 2003 . . . Stewart Enterprises, Inc. (NASDAQ NMS: STEI) announced today a restructuring and reduction of its workforce by approximately 300 employees. The Company also announced today that it plans to close or sell a number of small businesses, primarily small funeral homes, most of which were previously acquired as part of a group in an acquisition and generally do not fit the Company’s profile.

Over the past four years, William E. Rowe, the Company’s Chairman and Chief Executive Officer, has been focused on improving the Company’s credit profile, reducing debt, increasing cash flow and selling the Company’s foreign assets. Having accomplished these financial goals, the Company announced that Rowe would re-assume responsibility for day-to-day operations when the Company’s Chief Operating Officer stepped down in June of 2003. After spending significant time in the field meeting with employees and observing operations firsthand, Mr. Rowe announced a set of new operating initiatives in September, including several strategic improvements and cost-cutting measures. The steps taken today, in combination with other strategic improvements to be announced later this month, are expected to enhance the Company’s ability to improve earnings and cash flows for 2004 and beyond.

In the markets in which the Company operates, declining deaths in recent years have resulted in reduced activity in many of its businesses, requiring fewer employees. Additionally, the Company is restructuring for a flatter organization. Reduced layers of management will bring leadership closer to the families served by the Company’s funeral homes and cemeteries and help to return a sense of ownership to those individuals who have the greatest potential to make a difference for each location. There are no planned reductions in the number of commissioned sales counselors. The Company believes the cuts will decrease costs without reducing the quality, service and value consistently provided to families through its funeral homes and cemeteries.

-more-

Mr. Rowe stated, “The decision to reduce our headcount was not made lightly, and we are keenly aware of the effects of this decision. A decision that costs employees their jobs is a very difficult decision to make. We appreciate the enormous efforts our employees have made to improve operating performance in the current environment and commend them for their hard work and perseverance in recent years.”

As announced in the Company’s third quarter press release, SEC filings and conference call for investors, management is working on various initiatives to grow revenues and reduce costs, which include but are not limited to the initiatives discussed in this release. In its fourth quarter earnings release and conference call on December 16, the Company will outline its strategic initiatives and provide more information including the financial impact of these initiatives on fourth quarter and future period results.

Mr. Rowe added, “Now is the time for a more intense focus on improving our operating performance, and now is the time to take actions to ensure the long-term success and growth of our Company without reducing the quality, service and value consistently provided through our premier facilities.”

Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss fourth quarter results on Tuesday, December 16 at 10 a.m. Central Standard Time. The teleconference dial-in number is (877) 691-0879. From outside the continental United States, call (973) 582-2745. Interested parties may also listen to the live conference call via the Internet through Stewart Enterprises’ website at http://www.stewartenterprises.com. To participate, please call the number or go to the website at least 15 minutes prior to the call. A replay of the call will be available on the Company’s website until December 30. Additional investor information is available at http://www.stewartenterprises.com.

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 300 funeral homes and 148 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC

December 4, 2003	/s/ Michael G. Hymel

Michael G. Hymel
Vice President
Corporate Controller
Chief Accounting Officer